American CareSource Holdings Reports Year-End Financial Results and Elects Edward B. Berger Board Chair

DALLAS, TX -- 04/02/2007 -- American CareSource Holdings, Inc. (AMEX: XSI) today announced financial results for its fourth quarter and year ended December 31, 2006 and the election of Edward B. Berger as Non Executive Chairman of its Board of Directors.

Revenues for 2006 were approximately $11.4 million compared to approximately $4.4 million in the prior year. The increase in revenue is primarily the result of the addition by the company of HealthSmart as a client in December 2005.

Net loss for the fiscal year 2006 was $1.3 million, or $0.09 per share, compared to $2.4 million, or $0.19 per share last year. Cash used in operations was $387,154 in 2006 versus $1,812,862 in 2005. The company had cash on hand at the end of 2006 of $5,025,380 versus $23,399 in 2005.

"We have made great progress in this past year," stated Wayne A. Schellhammer, President and Chief Executive Officer for American CareSource Holdings. "We have increased our sales volume, closed several important pieces of new business, improved our capital structure, and made the leap to the American Stock Exchange. We are looking forward to furthering our progress in 2007."

At the March 30, 2007 meeting of the American CareSource Holdings' Board of Directors, Edward B. Berger was elected Non Executive Chairman of its Board of Directors. In addition, Mr. Berger will continue to serve as a member of the Audit and Nominating and Governance Committees.

Commenting on the change, President and CEO, Wayne A. Schellhammer said, "I'm pleased that Edward Berger has accepted this position for us. With our increased activity this action creates more management availability to expedite the momentum from recent new client commitments."

Mr. Berger has served as one of our directors since March 2006. Mr. Berger is the Chief Executive Officer and Director of CardSystems Solutions and Director of Compass Bank of Tucson, Arizona and a director of Healthcare Acquisition Corp. Mr. Berger has been admitted to practice law by the U.S. Supreme Court, New York Bar, Arizona Bar, District of Columbia Bar, U.S. District Court-Arizona and the U.S. Court of Appeals 9th Circuit. Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College and is the Chairman of the MBA Advisory Council at the University of Arizona. Mr. Berger received a Juris Doctor in Law from New York Law School and a Masters Degree in Education as well as a B.A. in History and English from the University of Arizona.

About American CareSource Holdings, Inc. (ACS)

American CareSource Holdings, Inc., the first national, publicly traded ancillary care benefit management company, is a comprehensive ancillary care service provider offering a national network of more than 24,000 ancillary providers. The ACS ancillary network and management provides a complete outsourced solution for a wide variety of healthcare payors and plan sponsors including self-insured employers, indemnity insurers, PPOs, HMOs, third party administrators and both the Federal and local governments. Through its product offerings, American CareSource Holdings, Inc. helps its clients reduce the cost of ancillary services rendered through its network of ancillary care providers in more than 30 service categories.

Any statements that are not historical facts contained in this release are forward-looking statements. It is possible that the assumptions made by American CareSource Holdings, Inc. for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve further risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, and intellectual property rights, and the outcome of competitive products, risks in product development, the results of financing effort, the ability to complete transactions, and other risks identified in this release, and the Securities and Exchange Commission filings of American CareSource Holdings, Inc.

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

                                                    2006          2005
                                                ------------  ------------

ASSETS

Current Assets
Cash and cash equivalents                       $  5,025,380  $     23,399
Accounts receivable                                1,334,950       482,159
Prepaid and other current assets                      33,515        30,151
                                                ------------  ------------

Total current assets                               6,393,845       535,709

Net Property and Equipment                           266,555       175,608

OTHER ASSETS
Certificate of deposit, restricted                   145,000             -
Net intangible assets                              1,707,819     1,921,401
Goodwill                                           4,361,299     4,361,299
                                                ------------  ------------

Total other assets                                 6,214,118     6,272,700

Total assets                                    $ 12,874,518  $  6,994,017
                                                ============  ============

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Due to service providers                        $  1,077,174  $    386,217
Accounts payable and other accrued liabilities       761,926       352,383
Current maturities of long-term debt                 352,718        20,231
                                                ------------  ------------

Total current liabilities                          2,191,818       758,831
                                                ------------  ------------

Long-Term Debt                                       101,541     3,845,929
                                                ------------  ------------

STOCKHOLDERS’ EQUITY

Common stock, par value $0.01, 40,000,000
 shares authorized and 14,486,615 and
 12,371,309 issued and outstanding as of
 December 31, 2006 and December 31, 2005,
 respectively                                        144,866       123,713
Preferred stock, par value .01, 10,000,000
 shares authorized and none outstanding as of
 December 31, 2006 and 2005                                -             -
Additional paid-in-capital                        17,034,176     7,734,800
Deferred debt issuance cost                          (46,300)     (231,500)
Accumulated (deficit)                             (6,551,583)   (5,237,756)
                                                ------------  ------------

Total stockholders’ equity                        10,581,159     2,389,257
                                                ------------  ------------

                                                $ 12,874,518  $  6,994,017
                                                ============  ============

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
DECEMBER 31, 2006 AND 2005

                                                    2006          2005
                                                ------------  ------------

Revenues:
Ancillary health                                $ 11,323,217  $  4,219,133
Patient claims processing                             95,337       198,313
                                                ------------  ------------

Total revenues                                    11,418,554     4,417,446

Total costs of revenues                            9,346,927     4,407,290
                                                ------------  ------------

Contribution margin                                2,071,627        10,156
                                                ------------  ------------

Selling, general and administrative expense        3,005,241     1,804,793
Depreciation and amortization                        316,304       310,915
                                                ------------  ------------

Total operating expenses                           3,321,545     2,115,708
                                                ------------  ------------

Operating (loss)                                  (1,249,918)   (2,105,552)
                                                ------------  ------------

Financing (income) expenses:

Interest (income)                                   (194,097)            -
Interest expense                                      72,806       146,492
Debt issuance cost                                   185,200       154,474
                                                ------------  ------------

Total financing expenses                              63,909       300,966
                                                ------------  ------------

Net (loss) before income tax                      (1,313,827)   (2,406,518)
Income tax expense                                         -             -
                                                ------------  ------------

Net (Loss)                                      $ (1,313,827) $ (2,406,518)
                                                ============  ============

Net (Loss) per share - basic and diluted        $      (0.09) $      (0.19)
Weighted Average Shares Outstanding               14,130,766    12,371,309
                                                ============  ============

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
DECEMBER 31, 2006 AND 2005

                                                               Additional
                                                                 Paid-In
                                         Shares     Amount       Capital
                                       ---------- ------------ ------------

Balance, December 31, 2004             12,371,309 $    123,713 $  7,158,154
  Issue & amortization of warrants              -            -      376,646
  Option compensation expense                   -            -      200,000
  Net (loss)                                    -            -            -
                                       ---------- ------------ ------------

Balance, December 31, 2005             12,371,309      123,713    7,734,800
  Issuance of 1,999,400 common stock
   shares, net of offering costs of
   $1,391,013                           1,999,400       19,994    8,585,993
  Issuance of common stock warrants             -            -      463,861
  Exercise of 115,906 stock options       115,906        1,159       35,943
  Option compensation expense                   -            -      213,579
  Amortization of warrants associated
   with debt                                    -            -            -
  Net (loss)                                    -            -            -
                                       ---------- ------------ ------------

Balance, December 31, 2006             14,486,615 $    144,866 $ 17,034,176
                                       ========== ============ ============

                                       Deferred
                                         Debt      Accumulated
                                     Issuance Cost  (Deficit)      Total
                                       ---------- ------------ ------------

Balance, December 31, 2004             $       -  $(2,831,238) $ 4,450,629
  Issue & amortization of warrants      (231,500)           -      145,146
  Option compensation expense                  -            -      200,000
  Net (loss)                                   -   (2,406,518)  (2,406,518)
                                       ---------  -----------  -----------

Balance, December 31, 2005              (231,500)  (5,237,756) $ 2,389,257
  Issuance of 1,999,400 common stock
   shares, net of offering costs of
   $1,391,013                                  -            -    8,605,987
  Issuance of common stock warrants            -            -      463,861
  Exercise of 115,906 stock options            -            -       37,102
  Option compensation expense                  -            -      213,579
  Amortization of warrants associated
   with debt                             185,200            -      185,200
  Net (loss)                                   -   (1,313,827)  (1,313,827)
                                       ---------  -----------  -----------

Balance, December 31, 2006             $ (46,300) $(6,551,583) $10,581,159
                                       =========  ===========  ===========

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
DECEMBER 31, 2006 AND 2005

                                                    2006          2005
                                                ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)                                      $ (1,313,827) $ (2,406,518)

Adjustments to reconcile net loss to net cash
 (used in) operating activities
   Depreciation and amortization                     316,304       310,915
   Compensation expense related to warrants          185,200       145,146
   Stock option compensation                         213,579       200,000
   Gain on disposal of assets                        (32,755)       (6,729)
   Changes in operating assets and liabilities
      Accounts receivable                           (852,791)      (21,468)
      Prepaid and other assets                        (3,364)      (17,356)
      Due to service providers                       690,957       (33,516)
      Accounts payable and other accrued
       liabilities                                   409,543        14,664
                                                ------------  ------------
Net cash used in operating activities               (387,154)   (1,812,862)
                                                ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                  (234,376)     (126,487)
Proceeds from sales of equipment                      73,462        31,656
Purchase of Certificate of Deposit                  (145,000)            -
                                                ------------  ------------
Net cash used in investing activities               (305,914)      (94,831)
                                                ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (payments on) line of credit, net   (3,450,000)    3,250,000
Proceeds from long term debt                         135,000        33,727
Payments on long term debt                           (96,901)      (54,125)
Net proceeds from the sale of capital stock        9,069,848             -
Net proceeds from the exercise of stock options       37,102             -
Net (payments to) advances from former parent              -    (1,315,259)
                                                ------------  ------------
Net cash provided by financing activities          5,695,049     1,914,343
                                                ------------  ------------

Net increase in cash and cash equivalents          5,001,981         6,650

Cash and cash equivalents at beginning of year        23,399        16,749
                                                ------------  ------------
Cash and cash equivalents at end of year        $  5,025,380  $     23,399
                                                ============  ============

SUPPLEMENTAL CASH FLOW INFORMATION, cash paid
 for interest                                   $     52,532  $    145,499

SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING
 AND FINANCIAL ACTIVITIES
   Warrants issued for debt guarantees                     -       376,646
   Advances from former parent converted to
    long-term debt                                         -       336,227
   Acquisition of equipment through capital
    lease                                                  -        59,601
   Warrants issued for stock issuance services       463,861             -

Contact:
Wayne A. Schellhammer
President & Chief Executive Officer
American CareSource Holdings, Inc.
Tel. 972.308.6830